Exhibit 10.8h

EIGHTH AMENDMENT

OF

FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan to comply with the Pension Protection Act of 2006 (“PPA”) and make certain other Plan design changes;

WHEREAS, this Eighth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows:

1.	Effective January 1, 2007, subparagraph (a) of the definition of Compensation set forth in Article I of the Plan is hereby amended and restated in its entirety to read as follows:

(a)	including: overtime, administrative and discretionary bonuses (including completion bonuses, gainsharing bonuses and performance related bonuses); sales incentive bonuses; field premiums; back pay and sick pay; plus the Employee’s Pre-Tax Contributions and amounts contributed to a plan described in Code Section 125 or 132; and the incentive compensation (including management incentive bonuses paid in both cash and restricted stock and local incentive bonuses) paid during the Plan Year for services rendered in the preceding Plan Year, and the incentive compensation (of the same types) paid during the preceding Plan Year for services rendered in the Plan Year preceding the preceding Plan Year (unless, the Participant elects all such incentive compensation paid for prior Plan Years to be included in Compensation for the prior Plan Years, or unless the Participant elects that no such incentive compensation will be included in his or her Compensation);

2.	Effective April 19, 2007, the first two sentences of Section 3.3.1 of the Plan are hereby amended and restated in their entireties to read as follows:

In making his or her Pre-Tax Contribution Election and After-Tax Contribution Election, a Participant may choose to defer or contribute between 0% and 20% of his or her Compensation (between 0% and 75% if the Participant is a Nonhighly Compensated Employee), in 1% increments. The Participant’s Pre-Tax Contribution Election and After-Tax Contribution Election cannot together total more than 20% of his or her Compensation (75% in the case of a Nonhighly Compensated Employee).

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 30th day of January, 2008.

FMC Technologies, Inc.

By:	/s/ Maryann Seaman
Vice President, Administration

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